EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


           We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No 33-21735 and No. 33-350293) of KSW, Inc. of our report dated March 11, 2004 relating to the consolidated financial statements which are included in this Annual Report on Form 10-K.





MARDEN, HARRISON & KREUTER
Certified Public Accounts, P.C.


White Plains, New York
March 29, 2004